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AGREEMENT  made as of the 31 day of March 2003 by and between  Equitilink,  LLC, maintaining its principal offices at 4275 Executive Square, Suite 210, La Jolla, CA 92037 (hereinafter referred to as "Equitilink") and Health Express USA, Inc.,
located  at  1761  West  Hillsboro  Blvd.   #203,   Deerfield  Bch.,  FL  33442,
(hereinafter referred to as "Client").


                               W I T N E S E T H:

WHEREAS, Equitilink is engaged in the business of providing and rendering public relations and communications services and has knowledge, expertise and personnel to render the requisite services to Client; and

WHEREAS, Client is desirous of retaining Equitilink for the purpose of obtaining public relations and corporate communications services so as to better, more fully and more effectively deal and communicate with its shareholders and the investment banking community.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, it is agreed as follows:

  ENGAGEMENT OF EQUITILINK. Client herewith engages Equitilink and Equitilink agrees to render to Client public relations, communications, advisory and consulting services.

A. The consulting services to be provided by Equitilink shall include, but are not limited to, the development, implementation and maintenance of an ongoing program to increase the investment community's awareness of Client's activities and to stimulate the investment community's interest in Client. Client acknowledges that Equitilink's ability to relate information regarding Client's activities is directly related to the information provided by Client to Equitilink.

B. Client acknowledges that Equitilink will devote such time as is reasonably necessary to perform the services for Client, having due regard for Equitilink's commitments and obligations to other business for which it performs consulting services.

TERM AND TERMINATION. This Agreement shall be effective upon its execution by Equitilink and Client and shall continue for a period of ten (10) months commencing upon the date the Client's Form SB-2 Registration Statement (the "Registration Statement") is declared effective by the Securities & Exchange Commission (the "Effective Date"). If the Registration Statement is not declared effective by the Securities and Exchange Commission, or Client withdraws the Registration Statement, this Agreement shall automatically be terminated without any further action. Additionally, either party can cancel this Agreement with a 30-day advance written notice.

TREATMENT OF CONFIDENTIAL INFORMATION. Company shall not disclose, without the consent of Client, any financial and business information concerning the business, affairs, plans and programs of Client which are delivered by Client to Equitilink in connection with Equitilink's services hereunder, provided such information is plainly and prominently marked in writing by Client as being confidential (the "Confidential Information"). Equitilink will not be bound by the foregoing limitation in the event (i) the Confidential Information is otherwise disseminated and becomes public information or (ii) Equitilink is required to disclose the Confidential Information pursuant to a subpoena or other judicial order.

REPRESENTATION BY EQUITILINK OF OTHER CLIENTS. Client acknowledges and consents to Equitilink rendering public relations, consulting and/or communications services to other clients of Equitilink engaged in the same or similar business as that of Client.

INDEMNIFICATION BY CLIENT AS TO INFORMATION PROVIDED TO EQUITILINK. Client acknowledges that Equitilink, in the performance of its duties, will be required to rely upon the accuracy and completeness of information supplied to



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  it by Client's officers,  directors, agents and/or employees. Client agrees to indemnify, hold harmless and defend Equitilink, its officers, agents and/or employees from any proceeding or suit which arises out of or is due to the inaccuracy or incompleteness of any material or information supplied by Client to Equitilink.

INDEPENDENT CONTRACTOR. It is expressly agreed that Equitilink is acting as an independent contractor in performing its services hereunder. Client shall carry no workers compensation insurance or any health or accident insurance on Equitilink or consultant's employees. Client shall not pay any contributions to social security, unemployment insurance, Federal or state withholding taxes nor provide any other contributions or benefits that might be customary in an employer-employee relationship.

NON-ASSIGNMENT. This Agreement shall not be assigned by either party without the written consent of the other party.

COMPENSATION. SEE SCHEDULE A1

NOTICES. Any notice to be given by either party to the other hereunder shall be sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to such party at the address specified on the first page of this Agreement or such other address as either party may have given to the other in writing.

MODIFICATION AND WAIVER. This Agreement may not be altered or modified except by writing signed by each of the respective parties hereof. No breach or violation of this Agreement shall be waived except in writing executed by the party granting such waiver.

ENTIRE AGREEMENT This writing constitutes the entire Agreement between the parties. This Agreement can only be modified by a written contract signed by both parties. In the event that any party brings suit to enforce any part of this Agreement, the prevailing party shall recover attorney fees and legal costs. This Agreement shall be interpreted according to the laws of the state of California. By signing below all parties agree they have the authority to bind their respective companies.



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  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.



  Equitilink, LLC



  By: ___________________________                    Date: 3-31-03
      James J. Mahoney, Managing Director






  By: ___________________________                    Date: 3-31-03
      Thomas N. Mahoney, Managing Director



  HEALTH EXPRESS USA, INC.



  By: ___________________________                    Date: 3-31-03
       MARCO D'ALONZO, COO





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                                    SCHEDULE A-1



  PAYMENT FOR SERVICES AND REIMBURSEMENT OF EXPENSES


      On the date hereof, Client shall issue two hundred thousand (200,000) shares of HEXS stock for the benefit of Equitilink. All shares shall be issued upon execution of this Agreement and held in escrow by Kirkpatrick & Lockhart, LLP, to be delivered to Equitilink in the following installments beginning on the Effective Date:

      DUE DATE                                                NUMBER OF SHARES

      5 days after Effective Date                                      30,000
      1 month after Effective Date                                     20,000
      2 months after Effective Date                                    20,000
      3 months after Effective Date                                    25,000
      4 months after Effective Date                                    25,000
      5 months after Effective Date                                    20,000
      6 months after Effective Date                                    20,000
      7 months after Effective Date                                    20,000
      8 months after Effective Date                                    20,000

      TOTAL SHARES                                                    200,000

      If this Agreement is terminated pursuant to its terms prior to the end of ten (10) months, all deliveries of shares to Equitilink that have not previously been made shall be forfeited, and all undelivered shares held by Kirkpatrick & Lockhart LLP shall be returned to Client.

Equitilink, LLC



By: ___________________________                      Date: 3-31-03
    James J. Mahoney, Managing Director





  By: __________________________                     Date: 3-31-03
      Thomas N. Mahoney, Managing Director




  HEALTH EXPRESS USA, INC.



  By: ___________________________                    Date: 3-31-03
        Marco D'Alonzo, COO





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